UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2014

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

We issued a press release on October 28, 2014 announcing CTC Media’s financial results for the three- and nine-month periods ended September 30, 2014. A copy of this press release is attached hereto as Exhibit 99.1.

This information, including Exhibit 99.1 attached hereto, is being furnished under Item 2.02 and shall not be deemed ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.           Other Events.

CTC Media’s Board of Directors has declared a dividend of $0.175 per outstanding share of common stock, or approximately $27.3 million in total, to be paid on or about December 26, 2014 to stockholders of record as of December 1, 2014.  Dividends payable to the Company’s stockholder Telcrest Investments Limited will be subject to blocking requirements related to international sanctions programs, as applicable.

We announced the Board of Directors’ declaration of the cash dividend in the press release issued on October 28, 2014 and attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated October 28, 2014, relating to the Company’s financial results for the three- and nine-month periods ended September 30, 2014 (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: October 28, 2014	By:	/S/ NIKOLAY SURIKOV
		Name:	Nikolay Surikov
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 28, 2014, relating to the Company’s financial results for the three- and nine-month periods ended October 28, 2014 (furnished only).